UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2014

OXIS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

000-08092	94-1620407
(Commission File Number)	(I.R.S. Employer Identification No.)
468 N. Camden Dr., 2nd Floor Beverly Hills, California	90210
(Address of Principal Executive Offices)	(Zip Code)

(310) 860-5184
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01                      ENTRY INTO A MATERIAL AGREEMENT

Effective July 24, 2014, OXIS International, Inc. (the “Company”) entered into a securities purchase agreement with certain investors for the sale of the Company’s securities, comprised of (i) $1,425,000 of convertible debentures (convertible at a price of $0.007 per share), and (ii) warrants to acquire 178,571,429 shares of the Company’s common stock (at an exercise price of $0.01 per share).  For a description of significant terms of the sale, and related transaction documents, see the discussion under Item 3.02, below, which is incorporated herein by reference.

The Company received $1,250,000 in cash from the offering of the securities.  The net proceeds of the offering, approximately $1,200,000, will be used by the Company to (i) fund the costs of filing all of the Company’s delinquent Securities and Exchange Commission reports, (ii) increase the marketing of the Company’s therapeutic nutraceutical products, and (iii) investigate one or more possible strategic acquisitions of businesses in the nutraceutical or medical product markets, including the medical marijuana industry.  The Company has not entered into any agreements for any such strategic acquisitions, and no assurance can be given that the Company will make any future acquisition.  The Company has re-engaged Seligson & Giannattasio, LLP, its auditor since 2008, to commence the audit of the Company’s financial statements for the years ended December 31, 2012 and 2013.

ITEM 3.02                      UNREGISTERED SALES OF SECURITIES.

Securities Purchase Agreement

Effective July 24, 2014, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with ten accredited investors (collectively the “Purchasers”) pursuant to which the Company sold to the Purchasers, for a cash purchase price of $1,250,000, securities comprising: (i) 10% Convertible Debentures with an initial principal balance of $1,250,000, due July 24, 2016 (the “Debentures”), and (ii) five-year warrants to acquire up to 178,571,429 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at an exercise price of $0.01 per share expiring July 24, 2019 (the “Warrants”).  In addition, the Company sold to Kenneth Eaton, the Company’s Chief Executive Officer, a $175,000 Debenture in exchange, and as payment in full for all accrued and unpaid salary owing to Mr. Eaton.  The closing of the transaction occurred following the execution of the foregoing documents on July 24, 2014.

The Debenture

The Debenture issued pursuant to the Purchase Agreement will accrue interest on the aggregate unconverted and then outstanding principal amount of the Debenture at the rate of 10% per annum.  Interest is payable on the following dates: (i) on each date the Purchaser opts to convert a Debenture into shares of Common Stock, such interest being payable as to the principal amount of Debenture being converted at such time, and (ii) on July 24, 2016, the maturity date of the Debenture.  Interest shall be payable, at the holder’s option, in cash or shares of the Company’s Common Stock.

The Debenture is convertible into shares of the Company’s Common Stock at any time at the option of the holder at an initial conversion price of $0.007 per share (as adjusted, the “Conversion Price”), provided, however, from and after an event of default, the Conversion Price shall be equal the lesser of (i) the fixed Conversion Price then in effect or (ii) 65% of the average of the three (3) lowest intra-day trading prices of the Common Stock during the 20 trading days immediately prior to the date in question..  The initial Conversion Price is subject to adjustments in connection with (i) the Company’s issuance of additional shares of common stock, or securities convertible into or exercisable for additional shares of common stock, at a price lower than the then current Conversion Price, and (ii) future stock splits, reverse stock splits, mergers or reorganizations, and similar changes affecting common stockholders.

The Debenture includes customary negative covenants, including covenants restricting the Company from incurring certain additional indebtedness, granting security interests or liens on its assets, and entering into any transaction involving the repurchase of shares of the Company’s Common Stock, except as permitted under the Debentures or the Purchase Agreement.

Warrant

At the Closing, the Company also issued to the Purchasers Warrants to acquire shares of the Company’s Common Stock at an exercise price of $0.01 (as adjusted, the “Exercise Price”).  Commencing on the six month anniversary date of the issuance of the Warrants, at the option of the holders, the Warrants may also be exercised, in whole or in part, at such time by means of a “cashless exercise.”  The Warrants are exercisable at any time commencing on July 24, 2014 and ending on July 24, 2019.  The initial Exercise Price is subject to adjustments in connection with (i) the Company’s issuance of securities to acquire additional shares of common stock at a price lower than the then effective Exercise Price and (ii) future stock splits, reverse stock splits, mergers or reorganizations, and similar changes affecting common stockholders.

Beneficial Ownership Limitation

The Debentures and the Warrants contain beneficial ownership limitations, which preclude each Purchaser from converting its Debenture or from exercising its Warrant if, as a result of such conversion or exercise, the Purchaser would own beneficially more than 9.99% of the Company’s outstanding common stock.

Other

The Debentures and Warrants issued to Purchasers under the Purchase Agreement were not registered under the Act and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Act and Regulation D promulgated thereunder.  The Debentures and Warrants, as well as the shares underlying the Debentures and the Warrants, may not be reoffered or sold in the United States by the holders in the absence of an effective registration statement, or valid exemption from the registration requirements, under the Act.

Copies of the Purchase Agreement, the form of the Debenture, and the form of the Warrant, are filed as exhibits to this Current Report on Form 8-K.  The summary of these agreements set forth above is qualified by reference to such exhibits.

ITEM 5.02                      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) Resignation and Appointment of Directors

Effective as of July 25, 2014, Anshuman Dube and David Saloff resigned from their respective positions as members of the Board of Directors (the Board”).

Also effective as of July 25, 2014, Anthony Cataldo was appointed to the Board as a new director to fill one of the vacancies created by the aforementioned resignation of the two directors.  Mr. Cataldo will serve as the Chairman of the Board of Directors.  Mr. Cataldo previously served as a director and as the Company’s Chief Executive Officer from March 2009 to August 2011.

(e) Modification to Compensation Arrangement

As a result of the Company’s financial condition, Kenneth Eaton had accrued much of his compensation due from the Company.  In lieu of being paid in cash, Mr. Eaton received a Debenture in the principal amount of $175,000.00 as the payment in full of all accrued and unpaid salary, unpaid consulting fees, and unpaid Board of Directors fees owed to him through July 24, 2014.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement, dated July 24, 2014, by and between OXIS International, Inc. and the Purchasers named therein
10.2	Form of 10% Convertible Debenture
10.3	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OXIS INTERNATIONAL, INC.

Date: July 30, 2014	By:	/s/ KENNETH EATON
Kenneth Eaton, Chief Executive Officer